COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISS1024

                                  March 1, 1999

The state corporation Commission has found the accompanying articles submitted on behalf of

OLD POINT COMFORT HOTEL, LLC

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission March 1, 1999.

                                                  STATE CORPORATION COMMISSION

                                                  By  /s/  T. V. Morrison, Jr.
                                                    ----------------------------
                                                       Commissioner

DLLCACPT
CIS20436
99-03-01-4081

                            COMMONWEALTH OF VIRGINIA

                                     [SEAL]

                          STATE CORPORATION COMMISSION

                                                        Richmond, March 1, 1999


This is to Certify that the certificate of organization of

                          OLD POINT COMFORT HOTEL, LLC

was this day issued and admitted to record in this office and that the said limited liability company is authorized to transact its business subject to all the laws of the State applicable to the company and its business.



[SEAL}
STATE CORPORATION COMMISSION                 STATE CORPORATION COMMISSION
1903
                                             /s/  Joel H. Peck
                                             ----------------------------------
                                             Clerk of the Commission